                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

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[X]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                      The Enterprise Group of Funds, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Letterhead

November 9, 1998

Dear Fellow Shareholder:

     We are pleased to enclose an information statement relating to a change of Fund Manager for The Enterprise Group of Funds, Inc. Small Company Growth Fund. William D. Witter, Inc. ("Witter") was named Fund Manager effective September 2, 1998, by the Board of Directors of The Enterprise Group of Funds, Inc.

     Witter brings its investment management expertise to the Small Company Growth Fund of the Enterprise family of 14 Funds. In selecting Witter as Fund Manager, consideration was given to, among other factors, the firm's investment management acumen and style in conjunction with the investment objectives of the Small Company Growth Fund. There will be no change in the Small Company Growth Fund's investment objective. However, its investment policies have been slightly revised to accommodate Witter's investment style.

     Witter seeks out the stocks of small companies that are expected to have above average growth in earnings and are reasonably valued. It uses a disciplined approach in evaluating growth companies, relating the expected growth rate in earnings to the price-earnings ratio of the stock. Generally, Witter will not buy a stock if the price-earnings ratio exceeds the growth rate. By using this valuation parameter, Witter believes it moderates some of the inherent volatility in the small-capitalization sector of the market. Securities will be sold when the Fund Manager believes the stock price exceeds the valuation criteria, or when the stock appreciates to a point where it is substantially overweighted in the portfolio, or when the company no longer meets expectations. The Fund Manager's goal is to hold a stock for a minimum of one year but this may not always be feasible and there may be times when short-term gains or losses will be realized.

     There will be no change in the fee paid by Enterprise Capital to the Fund Manager, and the management fee paid by the Small Company Growth Fund to Enterprise Capital will remain unchanged at 1.00% of its average daily net assets.

     We encourage you to read the attached information statement which more fully describes Witter and the Fund Manager Agreement. Enterprise looks forward to working with Witter to assist you in working toward your investment goals. Thank you for your continued support.

Sincerely,

/s/ Victor Ugolyn

Victor Ugolyn

Chairman, President, Chief Executive Officer

Atlanta Financial Center - 3343 Peachtree Road NE, Suite 450 - Atlanta, Georgia
                                   30326-1022
               404-261-1116 - 1-800-432-4320 - 404-261-1118 (fax)

                                PRELIMINARY COPY
                      THE ENTERPRISE GROUP OF FUNDS, INC.
                           SMALL COMPANY GROWTH FUND

                            ATLANTA FINANCIAL CENTER
                      3343 PEACHTREE ROAD, N.E., SUITE 450
                             ATLANTA, GA 30326-1022
                             ---------------------

                             INFORMATION STATEMENT
                             ---------------------

     We are providing this information statement to the shareholders of The Enterprise Group of Funds, Inc. Small Company Growth Fund (the "Small Company Growth Fund") in lieu of a proxy statement, pursuant to the terms of an exemptive order that The Enterprise Group of Funds, Inc. (the "Enterprise Group") has received from the Securities & Exchange Commission. The order permits the Fund's investment adviser, Enterprise Capital Management, Inc., to hire new portfolio managers and to make changes to existing portfolio manager contracts with the approval of the Enterprise Group Board of Directors (the "Board"), but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement will be mailed on or about November, 1998. As of
October 26, 1998, there were                shares outstanding as to the Small
Company Growth Fund. The cost of this information statement will be paid by the Small Company Growth Fund.

THE FUND

     The Small Company Growth Fund is an investment portfolio of the Fund, a Maryland corporation. The Enterprise Group has entered into an investment advisory agreement with Enterprise Capital Management, Inc. ("Enterprise Capital"), dated May 1, 1995 (the "Adviser's Agreement"). Under the Adviser's Agreement, it is the responsibility of Enterprise Capital to select, subject to review and approval by the Board, one or more portfolio managers (the "Fund Managers") to manage each investment portfolio of the Enterprise Group (each a "Fund" and collectively, the "Funds"), to review and monitor the performance of the Fund Managers on an ongoing basis, and to recommend changes in the roster of Fund Managers to the Board as appropriate. Enterprise Capital is also responsible for conducting all business operations of the Enterprise Group, except those operations contracted to the custodian or transfer agent. As compensation for its services, Enterprise Capital receives a fee from each Fund, out of which Enterprise Capital renders all fees payable to the Fund Managers. The Funds, therefore, pay no fees directly to the Fund Managers.

     Enterprise Capital recommends Fund Managers for the Funds to the Board, on the basis of its continuing quantitative and qualitative evaluation of the Fund Manager's skills in managing assets pursuant to specific investment styles and strategies in accordance with the objectives of each Fund. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Fund Manager, and Enterprise Capital does not expect to recommend frequent changes of Fund Managers.

     The Fund Managers do not provide any services to the Funds except portfolio investment management and related record-keeping services. However, in accordance with the procedures adopted by the Board, the Fund Manager, or its affiliated broker-dealer, may execute transactions for the Small Company Growth Fund and receive brokerage commissions in connection therewith as permitted by
Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

BOARD OF DIRECTORS' DECISION

     At a meeting held on September 2, 1998, the Board, including a majority of the non-interested directors, approved Enterprise Capital's recommendation to replace Pilgrim Baxter with a new Fund Manager. Accordingly, the Board approved a Fund Manager Agreement (the "New Agreement") with William D. Witter, Inc. ("Witter"). The Board's decision to replace Pilgrim Baxter was based on performance and divergent investment strategies. In approving the New Agreement, the Board considered a number of factors, including, but not limited to: (i) the performance of the Small Company Growth Fund since it commenced operations; (ii) the nature and quality of the services expected to be rendered to the Small Company Growth Fund by the Fund Manager, (iii) that the terms of the Fund Manager Agreement will be unchanged under the New Agreement; (iv) the history, reputation, qualification and background of the Fund Manager, as well as the qualifications of its personnel. The Board considered these factors to be of equal weight and importance.

     Enterprise Capital made the recommendation to hire Witter in the ordinary course of its ongoing evaluation of Fund Manager performance and investment strategy. Enterprise Capital conducted extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process and style, and long-term performance record. Enterprise Capital believes that Witter's management style is appropriately suited to the Small Company Growth Fund.

THE FUND MANAGER AGREEMENT

     Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") served as Fund Manager of the Small Company Growth Fund, pursuant to a Fund Manager Agreement dated May 1997 (the "Previous Agreement"). Under the Adviser's Agreement, the Small Company Growth Fund paid to Enterprise Capital a management fee equal to 1.00% of its average daily net assets. From this amount, under the Previous Agreement Enterprise Capital paid to Pilgrim Baxter a fee equal to 0.65% of the Small Company Growth Fund's average net daily assets. These fees will not change under the New Agreement. For the fiscal year ended December 31, 1997, the Small Company Growth Fund paid to Enterprise Capital management fees in the amount of $84,918, of which Enterprise Capital paid $55,197 to Pilgrim Baxter. If the New Agreement had been in effect for 1997, the total management fee paid by the Small Company Growth Fund and the fee paid by Enterprise Capital to the Fund Manager would have been unchanged.

     The New Agreement is identical in form to the Previous Agreement. The form of the New Agreement is attached to this Information Statement as Exhibit A.

INFORMATION ON WILLIAM D. WITTER, INC.

     The following is a description of Witter, which is based on information provided by Witter. Witter is not affiliated with Enterprise Capital or Enterprise Group other than by reason of serving as Fund Manager to one or more Funds.

     William D. Witter, Inc. is located at One Citicorp Center, 153 East 53rd Street, New York, New York 10022. Witter is a privately owned company and William D. Witter is the majority shareholder. His address is the same as that of Witter. William D. Witter, President, and Paul B. Phillips, Managing Director, are responsible for the day-to-day management of the Small Company Growth Fund. They have more than 80 years' combined experience in the investment industry. Mr. Witter and Mr. Phillips have been employed in their present positions by Witter since 1977 and 1996, respectively. Mr. Phillips previously served as Senior Portfolio Manager at Bankers Trust Company from 1986 to 1995. As of September 30, 1998, total assets under management for all clients were $800 million. Witter's usual investment minimum is $1 million. Witter also entered into a sub-adviser agreement with Enterprise Accumulation Trust Small Company Growth Portfolio which has not commenced operations. The Portfolio will pay Witter 0.65% of the Portfolio's average daily net assets.

INFORMATION ABOUT ENTERPRISE CAPITAL

     Enterprise Capital, located at the Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, GA 30326-1022, serves as Investment Adviser and Administrator of the Fund.

     Enterprise Capital is wholly-owned subsidiary of The Mutual Life Insurance Company of New York (MONY). MONY is located at 1740 Broadway, New York, NY 10019. Enterprise Capital will also provide investment advisory services to Enterprise Accumulation Trust Small Company Growth Portfolio (the "Portfolio"), which will commence operations in November 1998. The Portfolio's investment objective is capital appreciation through investment primarily in the common stocks of small capitalization companies. The Portfolio pays Enterprise Capital a management fee of 1.00% of its average daily net assets.

     Enterprise Fund Distributors, Inc. is the Fund's principal underwriter, and its address is 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326-1022.

ADDITIONAL INFORMATION

     To the knowledge of the Fund, as of October 30, 1998, no person beneficially owned no more than 5% the Small Company Growth Fund's outstanding shares. As of October 31, 1998, the directors and officers of the Small Company Growth Fund owned less than 1% of the Small Company Growth Fund's outstanding shares. The Fund did not utilize services of any affiliated broker during the most recent fiscal year. The Fund is not required to hold annual meetings of shareholders, and therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with the applicable state and federal laws.

     Copies of the Fund's most recent annual and semi-annual reports are available without charge. To obtain a copy, call or write Enterprise Capital at the Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, GA 30326-1022 (800-432-4320).

                                          By Order of the Board of Directors,

                                          Catherine R. McClellan
                                          Secretary

                                                                       EXHIBIT A

                           SMALL COMPANY GROWTH FUND
                                       OF
                      THE ENTERPRISE GROUP OF FUNDS, INC.

                            FUND MANAGER'S AGREEMENT

     THIS AGREEMENT, made the 2nd day of September, 1998, is among The Enterprise Group of Funds, Inc. (the "Fund"), a Maryland corporation, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and William D. Witter, Inc., a New York corporation (hereinafter referred to as the "Fund Manager").

                             BACKGROUND INFORMATION

     (A) The Adviser has entered into an Investment Adviser's Agreement dated as of May 1, 1993, with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the series of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Fund Managers to the series of the Fund.

     (B) The parties hereto wish to enter into an agreement (the "Agreement") whereby the Fund Manager will provide to the Small Company Growth Fund of the Fund (the "Small Company Growth Fund") securities investment advisory services for that Fund, subject to requisite approvals under the Investment Company Act of 1940. The Fund, the Adviser, and the Fund Manager are registered under the 1940 Act.

                                WITNESSETH THAT:

     In consideration of the mutual covenants herein contained, the Fund, Adviser and the Fund Manager agree as follows:

          (1) The Fund and Adviser hereby employ the Fund Manager to render certain investment advisory services to the Fund, as set forth herein. The Fund Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

          (2) The Fund Manager shall furnish the Small Company Growth Fund advice with respect to the investment and reinvestment of the assets of the Small Company Growth Fund, or such portion of the assets of the Fund as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the series as set forth in the Fund's most recent Registration Statement and the Fund's governing documents.

          (3) The Fund Manager shall perform a monthly reconciliation of the Fund to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

          (4) The Fund Manager shall for all purposes herein be deemed to be an independent contractor. The Fund Manager has no authority to act for or represent the Fund or the series in any way except to direct securities transactions pursuant to its investment advice hereunder. The Fund Manager is not an agent of the Fund or the series.

          (5) It is understood that the Fund Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the series.

          (6) (a) The Adviser agrees to pay as compensation to the Fund Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth
     (20th) day after the close of each calendar month, a sum equal to 0.054 of

     1% of the average of the daily closing net asset value of the Fund managed by the Fund Manager during such month (that is, 0.65 of 1% per year) for the first $50,000,000 of assets under management; a sum equal to 0.046 of 1% of the average of the daily closing net asset value of the Fund during such month (that is, 0.55 of 1% per year) for assets in excess $50,000,000 to $100,000,000 under management; and a sum equal to 0.0375 of 1% of the average of the daily closing net asset value of the Fund during such month (that is, 0.45 of 1% per year) for assets in excess of $100,000,000.

          (6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

          (6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Fund shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Fund's shares.

          (7) The services of the Fund Manager hereunder are not to be deemed to be exclusive, and the Fund Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Fund Manager of its responsibilities hereunder, it is agreed that the Fund Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder. The Fund Manager may, from time to time hereafter, act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by the Fund Manager which have available funds for investment, the available securities will be allocated in a manner believed by the Fund Manager to be equitable to each company or account.

          (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Fund Manager shall not be liable to the Fund, the series or the Adviser or to any shareholder or shareholders of the Fund, the series or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Fund Manager hereunder.

          (9) The Fund Manager will take necessary steps to prevent the investment professionals of the Fund Manager who are responsible for investing assets of the Fund from taking, at any time, a short position in any shares of any holdings of any series of the Fund for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Fund Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Fund series transactions insofar as such transactions may relate to the Fund Manager.

          (10) In connection with the management of the investment and reinvestment of the assets of the Fund, the Fund Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of Fund securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Funds and its shareholders, the Fund Manager shall have the right, subject to the approval of the Board of Directors of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Fund, the Adviser, or the Fund Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of series of the Fund.

          (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Fund Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Directors, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Fund Manager and the Fund Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15(a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

          (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until January 1, 1999 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (13) The Adviser shall indemnify and hold harmless the Fund Manager, its officers and directors and each person, if any, who controls the Fund Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising from the Indemnified Party's performance or non-performance of any duties under this Agreement. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Fund Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund Manager or such controlling persons.

          The Fund Manager shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Fund Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Fund Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Fund Manager, the Fund Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Fund Manager by the provisions of subsection (i) and (ii) of this section.

          (14) Except as otherwise provided in paragraph 13 hereof and as may be required under applicable federal law, this Fund Manager's Agreement shall be governed by the laws of the State of Georgia.

          (15) The Fund Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Fund Manager.

          (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

          (17) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

          (18) If any provision of this Agreement shall be held or made invalid by a count decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

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(SEAL)                                                                   THE ENTERPRISE GROUP OF
                                                                               FUNDS, INC.

                                                                          By: /s/ VICTOR UGOLYN
                                                            -------------------------------------------------
                                                                              Victor Ugolyn
                                                                         Chairman, President and
                                                                         Chief Executive Officer

           ATTEST: /s/ CATHERINE R. MCCLELLAN
       -----------------------------------------
                       Secretary

(SEAL)                                                   ENTERPRISE CAPITAL
                                                         MANAGEMENT, INC.

                                                                          By: /s/ VICTOR UGOLYN
                                                             ------------------------------------------------
                                                                              Victor Ugolyn
                                                                         Chairman, President and
                                                                         Chief Executive Officer

           ATTEST: /s/ CATHERINE R. MCCLELLAN
       -----------------------------------------
                       Secretary

(SEAL)                                                   WILLIAM D. WITTER, INC.

                                                                        By: /s/ WILLIAM D. WITTER
                                                             ------------------------------------------------
                                                                            William D. Witter
                                                                                President

              ATTEST: /s/ MARY R. DONNELLY
       -----------------------------------------
                       Secretary
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